SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/06
                         RUN DATE: 07/27/06 10:07 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   2,087

FORM 13F INFORMATION TABLE VALUE TOTAL:   $21,866,915,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC
                  GABELLI SECURITIES, INC.